UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012 (May 10, 2012)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2012 Gaylord Entertainment Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 48,885,242 shares of the Company’s common stock entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 46,947,065 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

MANAGEMENT PROPOSALS:

1. Election to the Company’s Board of Directors of the following 11 director nominees:

	For	Withheld	Broker Non-Votes
Glenn J. Angiolillo	44,761,363	540,941	1,644,761
Michael J. Bender	44,768,678	533,626	1,644,761
E.K. Gaylord II	33,721,029	11,581,275	1,644,761
Ralph Horn	44,271,263	1,031,041	1,644,761
David W. Johnson	29,806,946	15,495,358	1,644,761
Ellen Levine	44,780,387	521,917	1,644,761
Terrell T. Philen, Jr.	43,080,202	2,222,102	1,644,761
Robert S. Prather, Jr.	44,792,649	509,655	1,644,761
Colin V. Reed	44,431,053	871,251	1,644,761
Michael D. Rose	44,258,152	1,044,152	1,644,761
Michael I. Roth	33,548,633	11,753,671	1,644,761

2. Ratification of the appointment of Ernst & Young LLP as the Company’s registered independent public accounting firm for 2012:

For	Against	Abstentions
45,984,221	952,950	9,894

3. Adoption of a non-binding advisory resolution on the Company’s executive compensation as described in the Company’s 2012 proxy statement:

For	Against	Abstentions	Broker Non-Votes
40,547,921	486,373	4,268,010	1,644,761

STOCKHOLDER PROPOSAL:

4. Adoption of a proposal requesting that the board of directors of the Company not extend the August 12, 2012 expiration date of the Company’s amended and restated rights plan, unless the stockholders of the Company approve such extension:

For	Against	Abstentions	Broker Non-Votes
40,637,170	1,734,931	1,397,311	3,177,653

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: May 11, 2012	By:	/s/ Carter R. Todd

	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary